Texas Low Emission Diesel Fuel (TxLED) Alternative Diesel Fuel Formulation Approval Notification

The alternative diesel fuel formulation listed herein has been demonstrated to the satisfaction of the executive director of the Texas Commission on Environmental Quality in accordance with the regulations specified under Title 30, Texas Administrative Code, Chapter 114, Subchapter H, Division 2, §114.315(c) to have emissions of nitrogen oxides (NO_x) and particulate (PM) that are comparable to or better than Texas Low Emission Diesel Fuel (TxLED). Therefore, the alternative diesel fuel formulation listed herein complies with the requirements specified under Title 30, Texas Administrative Code, Chapter 114, Subchapter H, Division 2, §114.312(f) and may be used to satisfy the requirements of §114.312(a) of this title.

Approval Date:	March 28, 2007
TCEQ Assigned Identification Number:	TXLED-A-00009
Approved alternative diesel fuel formulation:	ASTM D975-compliant Grade No. 1-D or No. 2-D diesel fuel treated with the White Sands LLC CB-LE diesel fuel additive
EPA Registration Number and Name:	201920002 CB-LE
Additive Identity:	White Sands CB-LE diesel fuel additive
Additive Minimum Concentration / Treatment Rate:	The minimum additive treatment rate is 8.416 grams of the White Sands CB-LE diesel fuel additive per gallon of diesel fuel.
Base Diesel Fuel Specifications:	All base diesel fuels to be used for blending this formulation must comply with all of the following specifications: • Any Grade No. 1-D or No. 2-D diesel fuel in compliance with ASTM D975-06b (Standard Specification for Diesel Fuel Oils) or the current active version of ASTM D975, except for lubricity. • A minimum Cetane Number of 50.6 as determined by ASTM D613-05 (Standard Test Method for Cetane Number of Diesel Fuel Oil) or the current active version of ASTM D613. • A maximum aromatic hydrocarbon content of 28.6 percent by volume as determined by ASTM D5186-03 (Standard Test Method for Determination of Aromatic Content and Polynuclear Aromatic Content of Diesel Fuels and Aviation Turbine Fuels by Supercritical Fluid Chromatography) or the active version of ASTM D5186.